EXHIBIT 99.1



[GRAPHIC OMITTED]                         For more information, please contact:

                                                                 David W. Kloos

                                                        Chief Financial Officer

                                                                 (303) 595-9898

                                                               [GRAPHIC OMITTED]


                 MATRIX BANCORP ANNOUNCES FIRST QUARTER EARNINGS
   AND CLOSING OF PREVIOUSLY ANNOUNCED SALE OF ASSETS OF THE TRUST OPERATIONS
                         DIVISION OF MATRIX CAPITAL BANK


May 2, 2005

Denver, Colorado -- Matrix Bancorp, Inc. (NASDAQ: MTXC) (the "Company") today reported net income of $2.9 million for the quarter ended March 31, 2005, or $0.44 per basic and diluted share, as compared to $1.3 million, or $0.20 per basic and diluted share, for the quarter ended March 31, 2004.

The Company's assets totaled $1.87 billion on March 31, 2005, as compared to $1.89 billion at December 31, 2004. The decrease is primarily in loans receivable which decreased $24.6 million, as compared to December 31, 2004, to $1.34 billion at March 31, 2005 due to the repayments, exchanges with FNMA and FHLMC of whole loans for securities, and sales in the loan portfolios held at Matrix Bank and Matrix Financial. Deposits, including custodial escrow balances, increased $9.3 million as compared to December 31, 2004, to $1.18 billion at March 31, 2005. The increase in deposits was the net effect of the attraction of new deposits offset by maturities of brokered deposits. In the quarter, due to the overall decline in total assets, the Company's borrowings from FHLBank declined by $27.0 million to $479.1 million at March 31, 2005.

D. Mark Spencer, President and Co-CEO, commented, "Overall, we are very pleased with the results of the first quarter. We are realizing the effects of the strategic moves and focus on our core competencies that we have undertaken over the past 18 to 24 months. The core operations of the Company, with the exception of Matrix Financial, were all positive income contributors in the first quarter. The results from Matrix Financial were also improved compared to last year's first quarter. Our improved results were due to increase in the interest rate environment which resulted in lower prepayment, and thus lower amortization expense associated with our mortgage servicing asset."

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

The Company also announced separately today the closing, effective April 30, 2005, of the sale by Matrix Bank of substantially all of the assets of its trust operations division (the "trust operations assets") which have been utilized to serve as custodian or trustee of various customers of Matrix Settlement & Clearance Services, LLC ("MSCS") in connection with MSCS' mutual fund clearing and settlement activities. This closing was part of the transaction with MG Colorado Holdings, Inc. ("MGCH") that was announced by the Company on November 30, 2004. In consideration of the sale of the trust operations assets, MGCH has issued to the Company 75,000 shares of its common stock, representing approximately 2% of the outstanding common stock of MGCH as of the date of the closing.

                              Financial Highlights

Net interest income before provision for loan and valuation losses totaled $11.5 million for the quarter ended March 31, 2005 as compared to $10.3 million for the quarter ended March 31, 2004. The increase is attributable to an overall increase in the Company's average balance of interest-earning assets to $1.74 billion for the quarter ended March 31, 2005 as compared to $1.54 billion for the quarter ended March 31, 2004. Offsetting a portion of the increase in interest-earning assets was a decrease in our net interest margin to 2.65% for the first quarter of 2005 as compared to 2.70% for the first quarter of 2004. The decrease in the net interest margin is due to a lower balance of noninterest-bearing custodial balances as a result of the overall decrease in our servicing portfolio and our focus on the acquisition of adjustable rate loans which tend to have lower beginning interest rates. The yield on our interest-earning assets increased to 4.76% for the first quarter of 2005 as compared to 4.64% for the first quarter of 2004. The cost of our interest-bearing liabilities also increased to 2.41% for first quarter of 2005 as compared to 2.20% for first quarter of 2004. Both the increases were in response to the increase in the overall interest rate environment.

The provision for loan and valuation losses was $830 thousand for the first quarter of 2005 as compared to $1.3 million for the first quarter of 2004. The decrease in the provision was due primarily to 2004 including impairment on one commercial real estate loan at Matrix Bank and additional reserves recorded related to the Company's homogeneous residential loan portfolio at Matrix Financial that are not present at the same levels in the first quarter of 2005.

Noninterest income was $11.2 million for the first quarter of 2005 as compared to $17.4 million for the first quarter of 2004. The decrease is due to decreases in real estate disposition services which in 2004 included 100% of the operations of Matrix Asset Management, decreases in loan administration income due to decreases in the size of our mortgage servicing portfolio, and decreases in the recorded amounts of gains on sales of loans and securities which is dependent on market conditions and the timing of sales in the marketplace primarily on loans purchased and resold from our servicing portfolio and SBA loan portfolio.

Noninterest expense for the first quarter of 2005 was $17.7 million as compared to $25.1 million for the first quarter of 2004. Decreases in compensation and employee benefits expense is a result of the reduced number of employees due to the 2004 sales of Matrix Asset Management and the Matrix Bank branches in New Mexico and Arizona, and the reduction in staff at Matrix Financial associated with the 2004 transfer of servicing of the mortgage servicing asset to a sub-servicer. Additionally, the level of amortization of mortgage servicing rights decreased due to both increases in mortgage interest rates and the continued decline in the outstanding balance of our mortgage servicing rights asset as compared to March 31, 2004.

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

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts, including, but not limited to, statements that can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "predict," "believe," "plan," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. The actual results of the future events described in such forward-looking statements in this press release could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: third party claims or actions in relation to ongoing or future litigation or bankruptcy matters; interest rate fluctuations; level of delinquencies; defaults and prepayments; general economic conditions; competition; government regulation; unanticipated developments in connection with the bankruptcy actions or litigation mentioned above, including judicial variation from existing legal precedent and the decision by one or more parties to appeal decisions rendered; the risks and uncertainties discussed elsewhere in the annual report and in the Company's current report on Form 8-K, filed with the Securities and Exchange Commission on March 14, 2005; and the uncertainties set forth from time to time in the Company's periodic reports, filings and other public statements.


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


                                     MATRIX BANCORP, INC. AND SUBSIDIARIES
                                     CONDENSED CONSOLIDATED BALANCE SHEETS
                               (Dollars in thousands, except share information)

                                                                            March 31,            December 31,
                                                                               2005                  2004
                                                                         -----------------     -----------------
                                                                           (Unaudited)
ASSETS

Cash and cash equivalents                                                $      38,299         $      40,471
Interest-earning deposits and federal funds sold                                 2,355                 2,398
Investment securities                                                          322,138               316,367
Loans held for sale, net                                                       938,980               989,822
Loans held for investment, net                                                 405,983               379,717
Mortgage servicing rights, net                                                  25,362                26,574
Other receivables                                                               33,029                35,139
FHLBank stock, at cost                                                          33,819                33,481
Premises and equipment, net                                                     18,534                19,037
Bank owned life insurance                                                       21,792                21,569
Other assets, net                                                               20,953                21,330
Foreclosed real estate, net                                                      3,999                 2,955
                                                                         -----------------     -----------------
    Total assets                                                         $   1,865,243         $   1,888,860
                                                                         =================     =================

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Deposits                                                                 $   1,139,617         $   1,119,159
Custodial escrow balances                                                       40,436                51,598
FHLBank borrowings                                                             479,096               506,118
Borrowed money                                                                  30,446                31,573
Junior subordinated debentures owed to unconsolidated
  Subsidiary trusts                                                             61,835                61,835
Other liabilities                                                               16,063                23,955
Income taxes payable and deferred income tax liability                           3,153                 2,307
                                                                         -----------------     -----------------
    Total liabilities                                                        1,770,646             1,796,545
                                                                         -----------------     -----------------

Shareholders' equity:
Common stock, $0.0001 par value                                                      1                     1
Additional paid-in capital                                                      21,432                21,432
Retained earnings                                                               73,676                70,756
Accumulated other comprehensive income                                            (512)                  126
                                                                         -----------------     -----------------
    Total shareholders' equity                                                  94,597                92,315
                                                                         -----------------     -----------------
    Total liabilities and shareholders' euity                            $   1,865,243         $   1,888,860
                                                                         =================     =================


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


                                      MATRIX BANCORP, INC. AND SUBSIDIARIES
                                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                 (Dollars in thousands, except share information)
                                                  (Unaudited)

                                                                                Quarter Ended March 31,
                                                                               2005                  2004
                                                                         -----------------     -----------------
Interest and dividend income:
  Loans and securities                                                   $      20,315         $      17,597
  Interest-earning deposits                                                        351                   229
                                                                         -----------------     -----------------
    Total interest and dividend income                                          20,666                17,826

Interest expense:
  Deposits                                                                       3,268                 2,660
  Borrowed money and junior subordinated debentures                              5,909                 4,817
                                                                         -----------------     -----------------
    Total interest expense                                                       9,177                 7,477

Net interest income before provision for loan and valuation losses              11,489                10,349
Provision for loan and valuation losses                                            833                 1,299
                                                                         -----------------     -----------------
Net interest income after provision for loan and valuation losses               10,656                 9,050

Noninterest income:
  Loan administration                                                            3,035                 4,668
  Brokerage                                                                      2,752                 2,952
  Trust services                                                                 2,515                 1,951
  Real estate disposition services                                                 422                 2,389
  Gain on sale of loans and securities                                             746                 2,114
  School services                                                                  483                   671
  Other                                                                          1,273                 2,665
                                                                         -----------------     -----------------
    Total noninterest income                                                    11,226                17,410

Noninterest expense:
  Compensation and employee benefits                                             6,876                 8,960
  Amortization of mortgage servicing rights                                      1,774                 4,671
  Occupancy and equipment                                                        1,272                 1,559
  Postage and communication                                                        408                   587
  Professional fees                                                                726                   737
  Mortgage rights subservicing fees                                                825                     -
  Data processing                                                                  315                   623
  Subaccounting fees                                                             2,652                 1,851
  (Recovery of) impairment on mortgage servicing rights                           (175)                1,156
  Other general and administrative                                               2,991                 4,991
                                                                         -----------------     -----------------
    Total noninterest expense                                                   17,664                25,135
                                                                         -----------------     -----------------

Income from continuing operations before income taxes                            4,218                 1,325
  Income tax provision                                                           1,298                   160
                                                                         -----------------     -----------------
Income from continuing operations                                                2,920                 1,165
                                                                         -----------------     -----------------
Discontinued operations:
Income from discontinued operations, net of income tax                               -                   137
                                                                         -----------------     -----------------
Net income                                                               $       2,920         $       1,302
                                                                         =================     =================

Income from continuing operations  per share - basic and diluted         $        0.44         $        0.18
                                                                         -----------------     -----------------
Income from discontinued operations per share - basic and diluted        $        -            $        0.02
                                                                         -----------------     -----------------
Net income per share - basic and diluted                                 $        0.44         $        0.20
                                                                         =================     =================

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


                                     MATRIX BANCORP, INC. AND SUBSIDIARIES
                                   OPERATING RATIOS AND OTHER SELECTED DATA
                               (Dollars in thousands, except share information)
                                                  (Unaudited)

                                                                                 Quarter Ended March 31,
                                                                               2005                  2004
                                                                         -----------------     ------------------
Weighted average shares - basic                                              6,620,850              6,518,981
Weighted average shares - assuming dilution                                  6,697,884              6,582,303
Number of shares outstanding at end of period                                6,620,850              6,518,981

Average Balances
Loans receivable                                                         $   1,381,270         $    1,368,959
Interest-earning assets                                                      1,735,656              1,535,897
Total assets                                                                 1,899,097              1,739,442
Interest-bearing deposits                                                      885,504                792,692
FHLBank and other borrowings                                                   634,665                566,850
Interest-bearing liabilities                                                 1,520,169              1,359,542
Shareholders' equity                                                            93,365                 70,091

Operating Ratios & Other Selected Data (1)
  Return on average equity                                                      12.51     %              6.65     %
  Net interest margin (2)                                                        2.65     %              2.70     %
  Net interest margin - Matrix Capital Bank(2)                                   2.94     %              3.04     %
  Operating efficiency ratio(3)                                                 70.72     %             69.56     %
  Balance of servicing portfolio                                         $   2,162,031         $    2,910,422
  Average prepayment rate on owned servicing portfolio                           19.84    %             28.20     %
  Book value per share (end of period)                                   $       14.29         $        10.93

Loan Performance Ratios(1)
  Annualized net charge offs/average loans                                       0.17     %              0.18     %
  Allowance for loan and valuation losses/total loans                            0.84     %              0.81     %

--------------------------
          (1) Calculations are based on average daily balances where available and monthly averages otherwise, as applicable.
          (2) Net interest margin has been calculated by dividing net interest income before loan and valuation loss provision by average interest-earning assets.
          (3) The operating efficiency ratio has been calculated by dividing noninterest expense, excluding amortization of mortgage servicing rights, by operating income. Operating income is equal to net interest income before provision for loan and valuation losses plus noninterest income.


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